WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE> 7
<MULTIPLIER> 1000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               JUN-30-1998
<DEBT-HELD-FOR-SALE>                           424,609
<DEBT-CARRYING-VALUE>                                0
<DEBT-MARKET-VALUE>                                  0
<EQUITIES>                                       2,759
<MORTGAGE>                                       7,427
<REAL-ESTATE>                                    4,763
<TOTAL-INVEST>                                 474,306
<CASH>                                           7,362
<RECOVER-REINSURE>                              63,593
<DEFERRED-ACQUISITION>                   <F1>   51,480
<TOTAL-ASSETS>                                 795,034
<POLICY-LOSSES>                                496,904
<UNEARNED-PREMIUMS>                                  0
<POLICY-OTHER>                                   7,602
<POLICY-HOLDER-FUNDS>                            4,864
<NOTES-PAYABLE>                                 30,000
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        51,367
<OTHER-SE>                               <F2>   10,065
<TOTAL-LIABILITY-AND-EQUITY>                   795,034
<PREMIUMS>                                       9,900
<INVESTMENT-INCOME>                             15,849
<INVESTMENT-GAINS>                                  46
<OTHER-INCOME>                           <F3>    4,998
<BENEFITS>                               <F4>   17,632
<UNDERWRITING-AMORTIZATION>                      2,224
<UNDERWRITING-OTHER>                             7,656
<INCOME-PRETAX>                                  3,310
<INCOME-TAX>                                     1,269
<INCOME-CONTINUING>                              2,041
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     2,041
<EPS-PRIMARY>                                      .33
<EPS-DILUTED>                                      .30
<RESERVE-OPEN>                                       0
<PROVISION-CURRENT>                                  0
<PROVISION-PRIOR>                                    0
<PAYMENTS-CURRENT>                                   0
<PAYMENTS-PRIOR>                                     0
<RESERVE-CLOSE>                                      0
<CUMULATIVE-DEFICIENCY>                              0


<F1>Includes $26,937 of present value of future profits.
<F2>Includes retained earnings of $7,535 and other comprehensive income of
    $2,530.
<F3>Includes policy charges of $3,152 amortization of negative goodwill of
    $694 and fees from separate accounts of $1,152.
<F4>Includes benefits and claims of $8,767 and interest credited on interest-sensitive annuities and other financial products of $8,865.
[TYPE]     EX-10.36
[TEXT]
                 MANAGEMENT SERVICE AGREEMENT

     THIS AGREEMENT is made this _____ day of _________, 1998, between Savers Life Insurance Company, a North Carolina stock life insurance company ("Savers") and Standard Management Corporation, an Indiana stock life insurance holding company ("Company").

     WHEREAS, the parties to this Agreement are affiliated companies, and

     WHEREAS, Savers desires that certain management services, and other services in connection with production of business, investment of assets and financial and regulatory reporting for Savers be provided by the Company, and

     WHEREAS, the Company is willing to provide such services:

     NOW, THEREFORE, for and in consideration of the promises, agreements and undertakings to be assumed and performed by each of the parties hereto as hereinafter set forth, the parties hereto agree as follows:

     1. The Company shall, subject to the direction of Savers' Board of Directors, provide to Savers management and other services in connection with the production of business, investment of assets and financial and regulatory reporting. The Company acknowledges the activities enumerated herein are subject to specific statutory and regulatory requirements and agrees that all sales, investment and reporting management services shall be in accordance with the statutes and regulations controlling the conduct of insurance business in North Carolina.

     2. All information made available by Savers or that becomes available to the Company by virtue of this Agreement or the relationship created by this Agreement shall be held in strict confidence by the Company.

     3. The provision of any of the services described in this Agreement may be terminated by either party at any time, without penalty, upon giving written notice, which notice shall be given no less than thirty (30) days prior to such termination.

     4. In consideration for the services provided in paragraphs 1, 2 and 3, Savers agrees to pay the Company a monthly fee of Eighty Three
Thousand Three Hundred Thirty-Three and 00/100 Dollars ($83,333.00) which is due and payable within ten (10) days from the receipt of the invoice.
The Company and Savers agree that the charges for services outlined herein are fair and reasonable and reflect both the value of services rendered and reasonable, customary and usual charges therefor. Both the Company and Savers will maintain their books and records to disclose clearly and accurately the nature and detail of all transactions between the parties pursuant to this Agreement. THE ABOVE NOTHWITHSTANDING, THE
COMPANY  AGREES  THAT  IT  SHALL  NOT  RECEIVE, NOR SHALL SAVERS HAVE ANY
OBLIGATION TO PAY, A MONTHLY FEE UNLESS AND UNTIL THE CAPITAL AND SURPLUS
OF SAVERS SHALL EXCEED $7,000,000 AFTER PAYMENT OF SUCH FEE.

     5. The Agreement shall be governed by the laws of North Carolina, both as to interpretation and performance.

     6.   Except  as  otherwise  specified  in  paragraph  4  above,  all balances  due  between the parties shall be settled  within  thirty  (30)
days.

     7. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective successors and assigns. Neither party may assign its rights and obligations hereunder.

     8. Management service fees paid pursuant to this Agreement may be adjusted annually by the Board of Directors of Savers and the Company.
Savers shall give the North Carolina Insurance Commissioner at least 30 days notice of any proposed changes to the terms or monthly management fees provided in this Agreement.

     9.   This Agreement may be modified by written request  of the North
Carolina Commissioner in the event of financial hardship of Savers.

     10. The Company shall make available for audit and review by the Commissioner of Insurance all books and records pertaining to management of Savers.

     11.  Any  notice  or  other  communication  requested  or  permitted hereunder  shall  be  in  writing  and  shall  be  delivered  personally,
telegraphed,   telexed,   sent  by  facsimile  transmission  or  sent  by
certified, registered or express  mail, postage prepaid.  Any such notice shall be deemed given when so delivered  personally, telegraphed, telexed or sent by facsimile transmission or, if mailed,  two days after the date of deposit in the United States mails, as follows:

     if to Savers:
          Savers Life Insurance Company of Indiana
          8064 North Point Boulevard
          Winston-Salem, North Carolina   27106
          Attention:  Raymond J. Ohlson, President

     if to Company:
          Standard Management Corporation
          9100 Keystone Crossing, Suite 600
          Indianapolis, Indiana  46240
          Attention: Ronald D. Hunter
                    Chairman of the Board

     if to the Commissioner:
          North Carolina Commissioner
          North Carolina Department of Insurance
          Dobbs Building, 430 N. Salisbury Street
          Raleigh, North Carolina  27611

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

     12. Any waiver by any party of any provision of this Agreement shall not imply a subsequent waiver of that or any other provision.

     13. This Agreement shall constitute the entire agreement between the parties for the objects and purposes set forth herein.

     IN WITNESS WHEREOF, the parties hereto executed this Agreement on the date first above written.

                         STANDARD MANAGEMENT CORPORATION


                         By:  ______________________________________
                              Ronald D. Hunter
                              Chairman of the Board



                         SAVERS LIFE INSURANCE COMPANY


                         By: ______________________________________
                              Raymond J. Ohlson
                              President









H:\USER\JAMESCAR\DOCS\SAVERS\MANAGSER.DOC




